As filed with the Securities and Exchange Commission on January 2, 2018

Registration No. 333-202318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

WashingtonFirst Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	26-4480276
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

________________________

11921 Freedom Drive, Suite 250

Reston, Virginia 20190

(703) 840-2421

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

________________________

Ronald E. Kuykendall, Esq.

Executive Vice President,

General Counsel and Secretary

Sandy Spring Bancorp, Inc.

17801 Georgia Avenue

Olney, Maryland 20832

(301) 774-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

________________________

Copy to:

Aaron M. Kaslow, Esq.

Stephen F. Donahoe, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, D.C. 20005

(202) 508-5800

________________________

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-3 (the “Registration Statement”):

•	Registration Statement No. 333-202318, pertaining to the registration and resale from time to time of up to $50,000,000 of securities of WashingtonFirst Bankshares, Inc. (the “Company”).

On January 1, 2018, pursuant to the Agreement and Plan of Merger, dated as of May 15, 2017, among Sandy Spring Bancorp, Inc. (“Sandy Spring”), Touchdown Acquisition, Inc. and the Company, and a related Plan of Merger, the Company was merged with and into Sandy Spring (the “Merger”). As a result of the Merger, the Company ceased to exist as of 12:02 on January 1, 2018.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, Sandy Spring (as successor to the Company) hereby removes from registration the securities of the Company registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant (as successor to WashingtonFirst Bankshares, Inc.) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney, State of Maryland, on January 2, 2018.

SANDY SPRING BANCORP, INC.
(as successor to WashingtonFirst Bankshares, Inc.)

By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer